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                                                                   EXHIBIT 10.10

                                 FLUOR EXECUTIVE

                          DEFERRED COMPENSATION PROGRAM

                  (Amended and Restated as of January 1, 2002)


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                                FLUOR EXECUTIVE

                          DEFERRED COMPENSATION PROGRAM

                  (Amended and Restated as of January 1, 2002)

         THIS INSTRUMENT, executed and made effective as of January 1, 2002 by FLUOR CORPORATION, a Delaware corporation, evidences an amendment and restatement of the terms of the Fluor Executive Deferred Compensation Program (formerly known as the Fluor Corporation and Subsidiaries Executive Deferred Compensation Program) adopted for the benefit of certain key employees of Fluor Corporation and its subsidiaries.

                                   WITNESSETH:

         WHEREAS, the Company has previously amended and restated the terms and conditions of the Fluor Executive Deferred Compensation Program (formerly known as the Fluor Corporation and Subsidiaries Executive Deferred Compensation Program), referred to herein as the "Plan", on May 1, 1997; and

         WHEREAS, the Company is in the process of updating the administrative process respecting the Plan, and is changing the crediting options available to participants in the Plan, and for these and other reasons now desires to amend and restate the terms and conditions of the Plan;

         NOW, THEREFORE, the Company hereby declares the current terms and conditions of the Fluor Executive Deferred Compensation Program (formerly known as the Fluor Corporation and Subsidiaries Executive Deferred Compensation Program) to be, as of January 1, 2002, as follows:

                                    ARTICLE I

                                    THE PLAN

1.1. NAME. This Plan shall be known as the "Fluor Executive Deferred Compensation Program".

1.2 PURPOSE. This Plan is adopted for the purpose of providing eligible executive employees with a means to satisfy future financial needs and also for the purpose of providing such employees with retirement and other benefits which, because of various contribution and benefit accrual limitations, cannot be provided for them under the tax qualified retirement, profit sharing and savings plans in which such employee is a participant. The Company intends that the Plan constitute an unfunded "top hat" plan maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees under applicable provisions of ERISA.


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1.3      PLAN ADMINISTRATION.  The Plan shall be administered by the Committee in accordance with the following:

         (a). The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                  (i) To determine all questions relating to the eligibility of employees to participate;

                  (ii) To construe and interpret the terms and provisions of this Plan;

                  (iii) To compute and certify to the amount and kind of benefits payable to Participants or their Beneficiaries;

                  (iv) To maintain all records that may be necessary for the administration of the Plan;

                  (v) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as the Committee may determine or as shall be required by law;

                  (vi) To make and publish such rules for the regulation of the Plan and procedures for the administration of the Plan as are not inconsistent with the terms hereof; and

                  (vii) To appoint a plan administrator or any other agent, and to delegate to such person such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe.

         (b). The Committee shall have full discretion to make factual determinations as may be necessary and to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform manner and in full accordance with any and all laws applicable to the Plan.

         (c). To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all Plan matters relating to the Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.


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                                   ARTICLE II

                                   DEFINITIONS

2.1      DEFINITIONS.

         Accrual Accounts - shall mean a Participant's Excess Benefit Accrual
         ----------------
         Account and Pre-Effective Date Excess Benefit Accrual Accounts, if any.

         Beneficiary - The beneficiary designated on a form provided by the
         -----------
         Participant's corporate employer, or, if no such designation has been made, the beneficiary designated by the Participant under the Retirement Plan, or, in the absence of any designation, the personal representative of the Participant's estate.

         Board - shall mean the Board of Directors of Fluor Corporation.
         -----

         Change of Control - "Change of Control" of the Company shall be deemed
         -----------------
         to have occurred if, (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

         Code - shall mean the Internal Revenue Code of 1986, as amended.
         ----

         Committee - shall mean the Executive Compensation Committee of the
         ---------
         Company.

         Company - shall mean Fluor Corporation.
         -------

         Crediting Options - shall mean the crediting options shown on Schedule
         -----------------
         A, as modified from time to time.

         Deferral Account - shall mean collectively, a Participant's Deferred
         ----------------
         Incentive Award Account, Deferred Salary Account, Pre-Effective Date Deferral Account, the Pre-Effective Date Deferred Salary Accounts and the Pre-1986 Deferral Accounts.

         Deferred Incentive Award Account - shall have the meaning set forth in
         --------------------------------
         Section 6.1 hereof.

         Deferred Salary Account - shall have the meaning set forth in Section
         -----------------------
         6.1 hereof.

         Effective Date - shall mean May 1, 1995.
         --------------

         Eligible Employee - shall mean any employee of the Company or its
         -----------------
         subsidiaries who (a) is eligible to participate in the Retirement Plan or has been specifically designated as eligible for participation in this Plan by the Committee and (b) is an Executive.


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         ERISA - shall mean the Employee Retirement Income Security Act of 1974,
         -----
         as amended.

         Excess Benefit Accrual Account - shall have the meaning set forth in
         ------------------------------
         Section 6.2 hereof.

         Excess 401(k) Account - shall mean the accounts maintained pursuant to
         ---------------------
         the Prior Plan to compensate for lost benefits under the Savings Plan that were attributable to the annual contribution limitations of section 401(k) of the Code.

         Executive shall mean any employee who has been determined to be
         ---------
         eligible to participate in the Fluor Corporation and Subsidiaries Executive Incentive Compensation Program, or any other person which the Committee determines to be eligible for participation.

         Fiscal Year - shall mean the twelve-month period ending on December 31
         -----------
         of each year.

         Incentive Award - shall mean awards made pursuant to the terms of the
         ---------------
         Fluor Corporation and Subsidiaries Executive Incentive Compensation Program, and any other incentive program for Executives or other highly compensated employees whose participants the Committee determines to be eligible for participation in this Plan.

         Net Asset Value - shall mean a mutual fund's share value, calculated
         ---------------
         once a day, based on the closing market price for each security in the fund's portfolio. It is computed by deducting the fund's liabilities from the portfolio's total assets and dividing this amount by the number of shares outstanding.

         Participant - shall mean any Eligible Employee who has one or more
         -----------
         Deferral Accounts and/or one or more Accrual Accounts under this Plan.

         Performance Plan - shall mean the Fluor Performance Plan.
         ----------------

         Plan - shall mean the Fluor Executive Deferred Compensation Program the
         ----
         terms of which are set forth herein.

         Pre-1986 Deferral Account - shall have the meaning set forth in Section
         -------------------------
         6.1 hereof.

         Pre-Effective Date Deferral Account - shall have the meaning set forth
         -----------------------------------
         in Section 6.1 hereof.

         Pre-Effective Date Deferred Salary Account - shall have the meaning set
         ------------------------------------------
         forth in Section 6.1 hereof.

         Pre-Effective Date Excess Benefit Accrual Account - shall have the
         -------------------------------------------------
         meaning set forth in Section 6.2 hereof.

         Prior Plan - shall mean the Fluor Corporation and Subsidiaries
         ----------
         Executive Deferred Salary Program.

         Retirement Plan - shall mean the Fluor Corporation Defined Retirement
         ---------------
         Plan.

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         Salary - shall mean the base salary regularly paid to an employee
         ------
         including the employee's deferrals under Sections 401(k) and 125 of the Code.

         Savings Plan - shall mean the Fluor Corporation Salaried Employees'
         ------------
         Savings Investment Plan.

         Termination of Service - Termination of the full-time employee/employer
         ----------------------
         relationship between a Participant and Fluor Corporation or any of its subsidiaries by reason of retirement, death, resignation, involuntary termination, permanent total disability or change in status to a part-time employee, as these terms are defined for purposes of the Retirement Plan.

                                   ARTICLE III

                                  PARTICIPATION

3.1 SALARY DEFERRALS. Any Eligible Employee will, for the period of such membership, be entitled to defer all or a portion of Salary pursuant to the provisions of Section 4.2(a) hereof for so long as he or she remains an Eligible Employee. If an Eligible Employee is removed as an Executive, such Eligible Employee will, notwithstanding such removal, remain eligible to defer salary through the end of the calendar year in which such removal occurred.

3.2 INCENTIVE AWARD DEFERRALS. Any Eligible Employee who earns an Incentive Award which becomes payable after the Effective Date will be entitled to defer such Incentive Award or portion thereof pursuant to the provisions of Section 4.2(b) hereof.

3.3 EXISTING ACCOUNTS. All undistributed account balances in the Prior Plan as of the Effective Date are hereby transferred to and made a part of this Plan. The Prior Plan is hereby merged into this Plan as of the Effective Date and all benefits previously payable under the Prior Plan shall be paid solely from this Plan. Any such account balances will be subject to Adjustment pursuant to the terms of Section 7.1 hereof and, subject to the deferral period or periods previously elected by the Employee, will be maintained, determined and distributed in accordance with the terms hereof. All undistributed account balances of Eligible Employees under the Fluor Excess Benefit Plan as of the Effective Date are hereby transferred to and made a part of this Plan and such account balances will be subject to Adjustment pursuant to the terms of Section
         7.1 hereof. On and after the Effective Date all benefits previously payable to Eligible Employees under the Fluor Excess Benefit Plan shall be paid solely under this Plan.

3.4 EXCESS BENEFIT ACCRUALS. As of the last day of each calendar year each Eligible Employee shall be entitled to receive an Excess Benefit Accrual if and to the extent earned in accordance with the provisions of Section 5.1 hereof.


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                                   ARTICLE IV
                                    DEFERRALS

4.1 AMOUNTS SUBJECT TO DEFERRAL. Subject to the effect of any previously authorized or required deductions, reductions or income or employment tax withholdings applicable to such compensation, an Eligible Employee may elect to defer all or any portion of his or her Salary or any Incentive Award, or his or her distributions upon termination subsequent to a Change in Control, as described in Section 9.1.

4.2  TIMING AND MECHANICS OF ELECTION.

     (a). Salary - The amount of Salary to be deferred for future payroll periods must be specified by the Eligible Employee in writing to his or her corporate employer as a fixed percentage of Salary. Such deferral election shall be effective with the first payroll period within the first fiscal quarter beginning after receipt of the election by the Company and will continue in effect until a subsequent election or termination of the election is received by the Company, which change or termination shall also be effective as of the first payroll period within the first fiscal quarter beginning after receipt of such election or termination. The deferral percentage so specified may not be changed, terminated or re-initiated more often than once every fiscal quarter.

     (b). Incentive Awards - The amount of any Incentive Award to be deferred must be specified by the Eligible Employee in writing to his or her corporate employer no later than the end of the fiscal period(s) for which performance is measured in determining the amount of the Incentive Award. The amount to be deferred may be specified either as a fixed dollar amount or as a percentage of the Incentive Award. Such amount or percentage, once specified, is irrevocable as to such Incentive Award.

     (c). Change of Control - The amounts to be deferred under Section 9.1 must be specified by the Eligible Employee in writing to his or her corporate employer at the time the election is required to be made pursuant to Section 9.1. The amount to be deferred shall be the entire lump sum distribution due upon Change of Control, or this amount taken with all or a portion of the other moneys due to him or her from the Company upon termination, as described in Section 9.1.

4.3 DEFERRAL PERIODS. Unless otherwise specified by the Eligible Employee at the time of his or her deferral election, payment of such amounts shall be deferred until such Eligible Employee's Termination of Service. If a specific deferral period has been selected, the deferral period shall end upon the earlier to occur of (a) the Eligible Employee's Termination of Service or (b) expiration of the specified deferral period.

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                                    ARTICLE V
                                 OTHER ACCRUALS

5.1 EXCESS BENEFIT ACCRUALS. As of the last business day of each month, the Company shall credit the Excess Benefit Accrual Account of each Eligible Employee with an amount equal to the excess of the amount of Company contributions which would have been allocated to such Eligible Employee's account under the Retirement Plan for the calendar year but for the limitations imposed by Sections 401 and 415 of the Code over the actual amount of company contributions allocated to his or her accounts under such plans for the calendar year. As of the last business day of each calendar month, the Company shall credit the Excess Benefit Accrual Account of each Eligible Employee with an amount equal to the excess of the amount of Company contributions which would have been made to the account of such Eligible Employee for such month under Section 5.1 and Article VI of the Savings Plan, but for the limitations imposed by Sections 401 and 415 of the Code over the actual amount of Company contributions allocated to his or her accounts for such month pursuant to such Article VI; provided however, that such amounts will be so credited only if such Eligible Employee elects, prior to beginning of any such month, to defer an additional portion of his or her Salary which is equal to the amount by which the amounts contributed on behalf of such Eligible Employee pursuant to Section 5.1 of the Savings Plan for such month were reduced by reason of the limitations imposed by Sections 401 and 415 of the Code. As of the last business day of each calendar year, the Company shall credit the Excess Benefit Accrual Account of each Eligible Employee with an amount equal to the excess of the amount of company contributions which would have been allocated to such Eligible Employee's account under the Performance Plan for the calendar year but for the limitations imposed by Sections 401 and 415 of the Code over the actual amount of Company contributions allocated to his or her accounts under such plan for the calendar year.

5.2 COMPENSATING ACCRUALS. Each Eligible Employee who elects to defer all or a portion of his or her Salary pursuant to Section 4.2(a) hereof will also be credited with additional accruals to his or her Deferred Salary Account to compensate for reductions in Retirement Plan, Savings Plan, and Performance Plan contributions that result from such Salary deferral. Such accruals shall be calculated as follows:

     (a). As of the last business day of each calendar month, there shall be credited to the account of each Eligible Employee, an additional amount that is equal to the amount by which Company contributions to such Eligible Employee's accounts in the Retirement Plan were reduced by reason of Salary deferrals made under this Plan.

     (b). At the last business day of each calendar month, there shall be credited to the account of each Eligible Employee an additional amount that is equal to the amount by which Company contributions made under
          Article VI of the Savings Plan for such month to the account of such Eligible Employee are reduced by reason of Salary deferrals made under this Plan.

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     (c). As of the last business day of each calendar year, there shall be credited to the account of each Eligible Employee, an additional amount that is equal to the amount by which Company contributions to such Eligible Employee's accounts in the Performance Plan were reduced by reason of Salary deferrals made under this Plan.

                                   ARTICLE VI
                             MAINTENANCE OF ACCOUNTS

6.1 DEFERRAL ACCOUNTS. The Company shall maintain one or more of the following separate deferral accounts, as applicable, for Eligible Employees: (1) a Deferred Incentive Award Account to which shall be credited all amounts of Incentive Awards which have been deferred by such Eligible Employee pursuant to the provisions of Section 4.2(b) hereof; (2) a Pre-Effective Date Deferral Account which shall include all undistributed amounts relating to Incentive Awards as to which a deferral election had been made prior to the Effective Date, but not including deferred amounts of Incentive Awards for Fiscal Years ending on or before October 31, 1985; and
     (3) a Pre-1986 Deferral Account which shall include all undistributed amounts relating to Incentive Awards for Fiscal Years ending on or before October 31, 1985; (4) a Pre-Effective Date Deferred Salary Account to which shall be credited the balance as of the Effective Date of the amount standing to the credit of such Eligible Employee under the Prior Plan, reduced by the amount attributable to the Excess 401(k) Account maintained under such Prior Plan; and (5) a Deferred Salary Account to which shall be credited all amounts of Salary deferred on and after the Effective Date and all amounts credited such Eligible Employee pursuant to Section 5.2 hereof.

6.2 EXCESS BENEFIT ACCRUAL ACCOUNTS. The Company shall maintain the following separate accrual accounts, as applicable, for Eligible Employees: (1) a Pre-Effective Date Excess Benefit Accrual Account to which shall be credited as of the Effective Date all amounts then standing to the credit of such Eligible Employees in the Fluor Excess Benefit Plan, and in the Excess 401(k) Account of the Prior Plan; and (2) an Excess Benefit Accrual Account to which shall be credited all amounts accruing for the benefit of such Eligible Employee pursuant to Section 5.1 hereof.

6.3  ADJUSTMENTS. Each account of a Participant established pursuant to Sections
     6.1 and 6.2 hereof shall be adjusted monthly to reflect any gains and/or losses thereon (the "Adjustment") in accordance with the provisions of
     Section 7.1 hereof.

                                   ARTICLE VII
                                CREDITING OPTIONS

7.1 CREDITING OPTIONS. The Company has selected certain crediting options , any of which may be changed, modified or deleted, or additional investment options may be added, from time to time by the Committee in its discretion (the "Crediting Options"), provided however, that (a) the Five Year T-Bill Option will remain available for Pre-Effective Date Deferral Accounts, Pre-Effective Date Deferred Salary Accounts and Pre-

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     Effective Date Excess Benefit Accrual Accounts and, until the end of the
     1995 fiscal year, for Salary Deferrals put into place prior to the Effective Date; and (b) the Fluor Average Interest Factor option shall always remain available for Pre-1986 Deferral Accounts. At the time that an Eligible Employee first becomes a Participant, the Participant shall allocate deferrals among the Crediting Options that will be used as a measure of the investment performance of the contents of each of his or her Deferral and Accrual Accounts on a form provided by the Committee. In making this designation, the Participant may specify that all or any 1% multiple of each of his or her Deferral and Accrual Accounts be deemed to be invested in one or more of the Crediting Options. Each Participant will be able to reallocate the Crediting Options (1) for each of his or her Deferral and Accrual Accounts and (2) both for current account balances and for future contributions to these accounts, once every month in 1% multiples on a form provided by the Committee. Said reallocation will be effective as of the first day of the month following the month in which the form is received by the Committee, unless the form is received after the monthly deadline set from time to time by the Committee for receipt of reallocation forms, in which case said reallocation will be effective as of the first day of the next subsequent month. Until a Participant delivers a new Crediting Options form to the Committee, his or her prior Crediting Options shall control. If a Participant has never selected a Crediting Option for deferrals or accruals made after the Effective Date, he or she shall be deemed to have elected the Money Market Option. The Company shall use the Participant's Crediting Option designations as the basis for calculating the Adjustment component of each Deferral and Accrual Account. If a Participant changes his or her Crediting Option designations, then such change shall supersede the previous designation effective the first business day of the month following the month the change is made. The Company shall begin crediting the Participant's Deferral Accounts with the amount deferred by the Participant on the last day of the month in which the applicable deferral amount would have otherwise been paid. The daily adjustment shall be determined as follows: As of each business day in which any amount remains credited to any Deferral Account or Accrual Account of a Participant, each portion of such accounts deemed invested in a particular Crediting Option shall either be credited or debited with an amount equal to that determined by multiplying the portion of such account (as measured by number of shares) deemed invested in a particular Crediting Option by the Net Asset Value reported for that day for the applicable Investment Option. As to the applicable amount distributed, the Company shall cease crediting or debiting adjustments to the Participant's Deferral and/or Accrual Accounts on the last day of the month prior to the applicable distribution event set forth in Articles VIII and IX (the "Valuation Date").

     Allocation of investment selections shall be made among the Crediting Options. A Participant shall have absolutely no ownership interest in any Crediting Option. The Company shall be the sole owner of (if any) funds invested in any such Investment Option, as well as all amounts accounted for in the Deferral and Accrual Accounts, all of which shall at all times be subject to the claims of the Company's creditors.

     A Participant shall be entitled to payment of an amount equal to the amount in each of his or her Deferral and Accrual Accounts in accordance with Articles VIII and IX hereof.

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                                  ARTICLE VIII
                              ACCOUNT DISTRIBUTIONS

8.1 NO DEFERRAL PERIOD SPECIFIED. With respect to any Accrual Account and those portions of any Deferral Account (including, any Adjustments related thereto) as to which no specific deferral period has been selected by the Participant at the time of deferral:

     (a). The lump sum payment or the first installment will be paid in January of the year succeeding termination; provided, however, that the Company may in its sole discretion elect to make payment on or before December 31 of the year of termination.

     (b). In the event of installment payments, the second installment will be paid in January following the year in which the first installment was paid and all remaining installments will be paid annually in January.

     (c). Payment in cash in one lump sum will be made to all Participants with aggregate Accrual and Deferral Account balances of less than twenty-five thousand dollars ($25,000). For all other Participants, payments either in cash in one lump sum or in annual installments will be at the sole discretion of the Participant's corporate employer. The number of installment payments will not exceed twenty.

     (d). In the event of the death of a Participant prior to commencement of any payments hereunder, payments will be made to his or her Beneficiary in accordance with the foregoing provisions. In the event of the death of a Participant after commencement of benefit payments in installments but prior to payment of his or her entire entitlement, payment may be made to his or her Beneficiary in one lump sum or by continuation of installments at the discretion of the Participant's corporate employer. In the event installments continue to the Beneficiary, they will continue to be subject to Adjustment under
          Section 7.1 hereof.

8.2 SPECIFIED DEFERRAL PERIOD. With respect to those portions of any Deferral Account (including any Adjustments related thereto) as to which a specified deferral period has been selected by a Participant at the time of deferral:

     (a). Entitlement to payment will occur upon the earlier of the (i) Participant's Termination of Service or (ii) upon expiration of the specific deferral period.

     (b). All payments will be made in a lump sum in cash unless (i) in the cases where entitlement to payment arises upon expiration of the deferral period, the Participant designates at the time of deferral that the deferred amount be paid in a specified number (not to exceed twenty) of annual installments or, (ii) in cases where entitlement to payment arises upon Termination of Service and where the Participant has aggregate Accrual and Deferral Account Balances of twenty-five thousand dollars ($25,000) or more, the Company in its sole discretion elects to make payments of the deferred amount in a specified number (not to exceed twenty) of annual installments.

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     (c). The lump sum payment or the first installment payment will be paid in
          January of the year succeeding entitlement; provided, however, that the Company may in its sole discretion elect to make such payment on or before December 31 of the year of entitlement.

     (d). If a Participant's entitlement is paid in installments, the second installment payment will be paid during January of the year following the year in which the first installment was paid and all remaining installments will be paid annually in the month of January.

     (e). In the event of the death of a Participant prior to commencement of any payments hereunder, payments will be made to his or her Beneficiary in accordance with the foregoing provisions. In the event of the death of a Participant after commencement of benefit payments in installments but prior to payment of his or her entire entitlement, payment may be made to his or her Beneficiary in one lump sum or by continuation of the installments all at the discretion of the Participant's corporate employer. If a Participant has received his or her entire entitlement under one or more, but less than all of his or her deferral elections, and dies prior to commencement of payments under one or more unpaid deferral elections he or she shall be considered to have died prior to the commencement of any payments hereunder. In the event installments continue to the Beneficiary, they will continue to be subject to Adjustment pursuant to Section 7.1 hereof until distributed.

     (f). Notwithstanding the foregoing, in the event of Termination of Service of the Participant after commencement of benefit payments in installments but prior to payment of his or her entire entitlement, continued payment may be made to Participant by continuation of installments, or may be made pursuant to the provisions of Section 8.1, all at the discretion of the Participant's corporate employer.

     (g). Acceptance of payment of the distributions required hereunder to a Participant or his or her beneficiary (as applicable) shall constitute a release by such Participant or beneficiary (as applicable) of all claims against the Company by the Participant or beneficiary (as applicable).

                                   ARTICLE IX
                            OTHER DISTRIBUTION EVENTS

9.1  CHANGE OF CONTROL.

     (a). Notwithstanding any other Section hereof, if a Participant's employment with the Company or its subsidiaries terminates for any reason other than death, within the two-year period beginning on the date that a Change of Control of the Company occurs, then the Company shall pay to the Participant by the end of the month following the month of termination a lump sum distribution of all of his or her Deferral Accounts and Accrual Accounts. If the Participant dies after termination

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          of employment but before payment of any amount under this Section, then such amount shall be paid to the Beneficiary within the first fifteen (15) days of the month following the Participant's death.

     (b). A Participant may elect to waive the lump sum distribution of all of his or her Deferral Accounts and Accrual Accounts provided for in
          Section 9.1(a) and maintain these Accounts upon the terms and conditions of this Program. Such an election is permitted in either of two ways, and a Participant may make either or both forms of election. First, such an election can be made subsequent to the Change of Control and upon termination of the Participant's employment for any reason other than death within the two year period beginning on the date of that Change of Control. In the event of a distribution pursuant to such an election to waive the lump sum distribution, Participant shall forfeit an amount equal to 10% of the amount that would otherwise have been distributed to him or her but for the election. Such forfeited amount shall become the property of the Company. Second, such an election can be made no less than three months prior to the date on which a Change of Control occurs. In the event of such an election, the election shall apply to any Change of Control occurring at least three months later which is followed by termination of that Participant's employment for any reason other than death within the two-year period beginning on the date of that Change of Control. In the event of a distribution pursuant to such an election, no forfeiting of 10% of the amount of the distribution shall occur. Participant may include within this second type of election all or a portion of any other moneys which would be due to him or her from the Company upon termination, including for example but without limitation accrued vacation, sick pay and severance benefits.

9.2  UNFORESEEABLE EMERGENCY.

     (a). A distribution of a portion of a Participant's Deferral Accounts and Accrual Accounts because of an Unforeseeable Emergency will be permitted only to the extent required by the Participant to satisfy the emergency need. Whether an Unforeseeable Emergency has occurred will be determined solely by the Committee. Distributions in the event of an Unforeseeable Emergency may be made by and with the approval of the Committee upon written request by a Participant.

     (b). An "Unforeseeable Emergency" is defined as a severe financial hardship to the Participant caused by sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Code Section 152(a), as interpreted by Treas. Reg. 1457-2(h)(iv) and
          (v) and Rev. Proc. 92-65), loss of the Participant's property due to casualty, or other extraordinary and unforeseeable circumstances caused by a result of events beyond the Participant's control. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any event, any distribution under this Section shall not exceed the amount required by the Participant to resolve the hardship after (i)

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          reimbursement or compensation through insurance or otherwise, (ii)
          obtaining liquidation of the Participant's assets, to the extent such liquidation would not itself cause a severe financial hardship, or
          (iii) suspension of deferrals under the Plan.

9.3 WITHDRAWALS. A Participant may elect by filing with the Company a form specified by the Committee, to receive an amount equal to ninety percent of his or her Deferral Accounts and Accrual Accounts at any time prior to his or her Termination of Service. If a Participant makes an election described in this Section 9.3 the balance of the Participant's Deferral Accounts not distributed to the Participant shall be forfeited to the Company; the amount to which he or she is entitled under this Section 9.3 shall be distributed to the Participant in a single lump sum as soon as administratively practical following such election; the Participant shall be prohibited from participating in deferral portions of the Plan for the balance of the Fiscal Year in which this distribution is made and the following Fiscal Year; any elections previously made pursuant to Section
     4.2 of this Plan shall cease to be effective.

9.4 HUMANE TREATMENT DISTRIBUTION. In the event of the divorce or legal separation of a Participant, and the awarding of all or a portion of the Deferral Accounts and Accrual Accounts to the spouse of the Participant by court order, , such spouse may elect, by filing with the Committee a form specified by the Committee and by providing such other information as the Committee may in its discretion reasonably request in order to confirm that the applicable facts and circumstances are present, to receive a distribution of his or her portion of the Deferral Accounts and Accrual Accounts pursuant and subject to the terms of Section 8.1.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

10.1 PARTICIPANT RIGHTS IN THE UNFUNDED PLAN. Any liability of the Company to any Participant with respect to any benefit shall be based solely upon the contractual obligations created by the Plan; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company. The Company's obligations under this agreement shall be an unfunded and unsecured promise to pay. No Participant or his or her designated beneficiaries shall have any rights under the Plan other than those of a creditor of the Company. Assets segregated or identified by the Company for the purpose of paying benefits pursuant to the Plan remain general corporate assets subject to the claims of the Company's creditors.

10.2 NON-ASSIGNABILITY. Neither the Participant nor his or her Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void and the Company shall thereupon have no further liability to such Participant or such Beneficiary hereunder. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any Participant or Beneficiary for the payment of debt, judgment or other obligation, by a proceeding at law or in equity, nor

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      transferable by operation of law in the event of the bankruptcy, insolvency or death of the Participant, his or her designated Beneficiary or any other beneficiary hereunder.

10.3 TERMINATION OR AMENDMENT OF PLAN. The Company retains the right, at any time and in its sole discretion, to amend or terminate the Plan, in whole or in part. Any amendment of the Plan shall be approved by the Board, shall be in writing, and shall be communicated to the Participants. Notwithstanding the above, the Committee shall have the authority to change the requirements of eligibility or to modify the Crediting Options hereunder. No amendment of the Plan shall materially impair or curtail the Company's contractual obligations arising from deferral elections previously made or for benefits accrued prior to such amendment. Notwithstanding any other provision herein to the contrary, in the event of Plan termination, payment of Deferral and Accrual Accounts shall occur not later than the last business day of the month following the month in which the termination is made effective.

10.4 CONTINUATION OF EMPLOYMENT. This Plan shall not be deemed to constitute a contract of employment between the Company and a Participant. Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without cause. Nothing in the Plan will otherwise affect any Participant's employment relationship with the Company.

10.5 RESPONSIBILITY FOR LEGAL EFFECT. Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax or other implications or effects of this Plan.

10.6 WITHHOLDING. The Company shall withhold from or offset against any payment or accrual made under the Plan any taxes the Company determines it is required to withhold by applicable federal, state or local laws.

10.7 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other incentive or other compensation plans in effect for the Company or any subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any subsidiary.

10.8 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

10.9 SINGULAR, PLURAL. Wherever appropriate in this Plan, nouns in the singular shall include the plural.

10.10 CONTROLLING LAW. The Plan shall be governed by and construed in accordance with the internal law, without regard to conflict of law principles, of the State of California to the extent not pre-empted by the laws of the United States of America.

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